Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of First PacTrust Bancorp, Inc. of our report dated March 18, 2011, with respect to the statements of financial condition of Beach Business Bank as of December 31, 2010 and 2009, the related statements of operations, shareholders’ equity, and cash flows for the years then ended December 31, 2010, and to the reference to our firm under the heading “Experts” included in this registration statement.

Laguna Hills, California
November 9, 2011